Exhibit 99.2

Genesis Energy, L.P. Prices Public Offering of Common Units

HOUSTON — (BUSINESS WIRE) — Genesis Energy, L.P. (NYSE: GEL - News) today announced the pricing of a registered underwritten public offering of 7,350,000 common units representing limited partner interests. In addition, certain selling unitholders are collectively offering 1,150,000 common units representing limited partner interests. The offering was priced at $26.30 per unit. The underwriters have been granted a 30-day option to purchase up to 850,000 additional common units from us and 425,000 additional common units from the selling unitholders. We will not receive any of the proceeds from the common units sold by the selling unitholders. Net proceeds from the offering by us are expected to be used for general partnership purposes, including funding a portion of the purchase price and related transaction costs for our previously announced pending acquisition of the black oil barge transportation business of Florida Marine Transporters, Inc. and its affiliates. If that acquisition is not consummated, all of the net proceeds of the offering by us will be used for other purposes, including the repayment of borrowings outstanding under our credit agreement.

Wells Fargo Securities, BofA Merrill Lynch, Citi, Deutsche Bank Securities, RBC Capital Markets and UBS Investment Bank are acting as joint book-running managers for the common units offering. Baird, Morgan Keegan, Madison Williams & Company, BMO Capital Markets and Janney Montgomery Scott are acting as co-managers. The offering is expected to settle and close on July 20, 2011, subject to customary closing conditions.

Copies of the final prospectus supplement and accompanying base prospectuses relating to this offering, when available, may be obtained from the following addresses:

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, NY 10152

Email: cmclientsupport@wellsfargo.com

Telephone: (800) 326-5897

BofA Merrill Lynch

Attn: Prospectus Department

4 World Financial Center

New York, NY 10080

Email: dg.prospectus_requests@baml.com

Citi

Attn: Prospectus Department

Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, NY 11220

Email: BATProspectusdept@citi.com

Telephone: (877) 858-5407

Deutsche Bank Securities

Attn: Prospectus Department

100 Plaza One, 2nd Floor

Jersey City, NJ 07311

Telephone: (800) 503-4611

RBC Capital Markets

Attn: Equity Syndicate

Three World Financial Center

200 Vesey Street, 8th Floor

New York, NY 10281

Telephone: (877) 822-4089

UBS Investment Bank

Attn: Prospectus Department

299 Park Avenue

New York, NY 10171

Telephone: (888) 827-7275

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offer is being made only through the prospectus supplement and accompanying base prospectuses, each of which is part of one or both of our effective shelf registration statements.

Genesis Energy, L.P. is a diversified midstream energy master limited partnership headquartered in Houston, Texas. Genesis’ operations include pipeline transportation, refinery services and supply and logistics. The Pipeline Transportation Division is engaged in the pipeline transportation of crude oil and carbon dioxide. The Refinery Services Division primarily processes sour gas streams to remove sulfur at refining operations, principally located in Texas, Louisiana, Arkansas and Utah. The Supply and Logistics Division is engaged in the transportation, storage and supply and marketing of energy products, including crude oil, refined products, and certain industrial gases. Genesis’ operations are primarily located in Texas, Louisiana, Arkansas, Mississippi, Alabama, Florida and the Gulf of Mexico.

This press release includes forward-looking statements as defined under federal law. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved, including statements regarding our ability to close the offering successfully and to use the net proceeds as indicated above. Actual results may vary materially. We undertake no obligation to publicly update or revise any forward-looking statement.

Contact:

Genesis Energy, L.P.

Bob Deere, 713-860-2516

Chief Financial Officer